CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.


As oil and gas consultants, we hereby consent to the use of our name and our report dated February 5, 2007, in this Form 10-K, incorporated by reference into Kinder Morgan Energy Partners, L.P. 's previously filed Registration Statement File Nos. 333-122424, 333-25995, 333-62155, 333-33726, 333-54616, 333-60912-01,
333-55866-01,  333-91316-01,  333-102961,  333-102962-01  and 333-124471 on Form
S-3, and 333-122168 and 333-56343 on Form S-8.

                                    NETHERLAND, SEWELL & ASSOCIATES, INC.



                                    By:   /s/ David B. Cox
                                          David B. Cox
                                          Senior Vice President


Houston, Texas
February 15, 2007